                            POWER OF ATTORNEY

I hereby appoint any of Brian D. Short, Craig H. Lewis and Stuart M. Sklar as an

attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of

Initial Beneficial Ownership of Securities on Form 3, a Statement of Changes of

Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of

Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.

                                           /s/ Philip L. Clark

                                               Philip L. Clark

                              Acknowledgement

STATE OF TEXAS

                            )   ss

COUNTY OF DALLAS

On this 27th day of May, 2011, before me, a notary public in and for the aforesaid state and county, personally appeared Philip L. Clark, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

                                        /s/ Cathy Kitzman

                                            Notary Public

                                 My Commission expires:  4-20-2015

                                 [NOTARY SEAL]